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                                  EXHIBIT 10.30

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

     THIS AGREEMENT (the "Agreement") is made and entered into to be effective as of October 25, 1999, by and between R. G. Barry Corporation, a corporation organized and existing under the laws of the State of Ohio ("Company"), and Edward P. Bucciarelli ("Executive").

                                R E C I T A L S:
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     1. The Company desires to employ Executive to serve as its Executive Vice
President and President Merchandising, Marketing and Sales of the Barry Comfort Group.

     2. As an inducement to Executive to join the Company, the Company has agreed to issue Executive 15,000 "restricted shares" of the Company on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants expressed in this Agreement and in consideration of the sum of $15.00 payable by Executive to the Company and the other consideration described herein, the parties hereto make the following agreements, intending to be legally bound thereby:

     SECTION 1. GRANT OF RESTRICTED SHARES. As an inducement to Executive to become a senior executive of the Company and in consideration of Executive's agreement to enter into an employment agreement with the Company and Executive's payment to the Company of the sum of $15.00, the Company hereby


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issues to Executive 15,000 restricted common shares, par value $1.00 per share, of the Company (the "Restricted Shares"). Executive shall exercise all voting rights with respect to the Restricted Shares and shall be entitled to receive all dividends, if any, payable thereon. The Restricted Shares are being issued from the Company's treasury shares.

     SECTION 2. RESTRICTIONS ON TRANSFER. Each Restricted Share shall represent one issued and outstanding common share, par value $1.00 per share, of the Company but shall be subject to the following transfer restrictions: none of the Restricted Shares may be sold, transferred, pledged or otherwise alienated or encumbered until or unless such restrictions have lapsed according to the provisions of this Agreement.

     SECTION 3. LAPSE OF RESTRICTIONS; GENERAL PROVISIONS. Subject to the provisions of Sections 4, 5 and 6 of this Agreement, restrictions on transfer of the Restricted Shares shall lapse on October 25, 2001. If the aggregate market value of the Restricted Shares (determined by reference to the closing price of the Company's shares on the New York Stock Exchange) on October 25, 2001 (or on the next trading day if October 25, 2001, is not a stock market trading day), is less than $300,000 and the Restricted Shares have not been forfeited prior to that date pursuant to this Agreement, the Company will promptly pay to Executive a cash amount (the "Make-Up Payment") equal to the difference, if any, between $300,000 and the aggregate market



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value of the Restricted Shares on October 25, 2001 (or on the next trading day if October 25, 2001, is not a stock market trading day). If the transfer restrictions on the Restricted Shares lapse prior to October 25, 2001, in accordance with the terms of this Agreement, Executive will receive the Make-Up Payment promptly following October 25, 2001 based on the difference between $300,000 and the aggregate market value of 15,000 common shares of the Company (determined by reference to the closing price of the shares on the New York Stock Exchange and as adjusted to reflect any stock splits or similar events occurring after the date of this Agreement) on October 25, 2001 (or on the next trading day if such date is not a stock market trading day).

     SECTION 4. DISABILITY. In the event during the term of this Agreement Executive's employment is terminated by the Company because he is unable to perform his job responsibilities due to ill health or physical or mental disability, restrictions on transfer shall lapse immediately with respect to all of the Restricted Shares.

     SECTION 5. DEATH OF EXECUTIVE. In the event of the death of Executive, transfer restrictions shall lapse immediately with respect to all of the Restricted Shares.

     SECTION 6. TERMINATION OF THE EMPLOYMENT OF EXECUTIVE; CHANGE OF CONTROL. If the employment of Executive is terminated by the Company for cause or if Executive voluntarily terminates


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his employment prior to October 25, 2001, Executive shall immediately forfeit all of the Restricted Shares. In the event that the employment of Executive is terminated by the Company for any reason other than for cause, restrictions on transfer shall lapse, effective on the date of such termination of employment, with respect to all of the Restricted Shares. Further, all transfer restrictions on the Restricted Shares shall lapse effective on a Change of Control of the Company. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any individual, firm, corporation, partnership, joint venture or other entity or any group (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder) shall acquire beneficial ownership (as that term is defined in
Section 13(d) of the Exchange Act and the rules thereunder) of shares of the outstanding stock of any class or classes of the Company which results in such person, firm, corporation, partnership, joint venture, other entity or group possessing more than a majority of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing transactions, the persons who were directors of the Company immediately before such


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transaction or transactions shall cease to constitute a majority of the Board of
Directors of the Company or any successor to the Company.

     SECTION 7. SECURITIES LAW MATTERS. Executive hereby represents, warrants, covenants and agrees with the Company as follows:

          (a) The Restricted Shares are being acquired by him for his own account without the participation of any other person and with the intent of holding the Restricted Shares for investment and not with a view to, or for resale in connection with, any distribution of the Restricted Shares.

          (b) Executive understands and agrees that the Restricted Shares will be issued to him without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act").

          (c) Because the Restricted Shares are being issued to Executive in a transaction which is not registered under the 1933 Act or under any state securities laws, the Restricted Shares cannot be offered for sale, sold or transferred after the restrictions on transfer imposed by this Agreement have lapsed other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance


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with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable state securities laws.

          (d) Each certificate representing the Restricted Shares shall be endorsed with a legend substantially in the following form and Executive shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS
                  (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FOR THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     SECTION 8. LEGENDS. In addition to the legend referred to in Section 7(d), all certificates for the Restricted Shares shall bear a legend prohibiting the sale, transfer, pledge or other alienation thereof until the Company notifies the Company's transfer agent that, and the extent to which, the restrictions on transfer on such shares imposed by this Agreement have lapsed.



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     SECTION 9. MISCELLANEOUS.

          (a) The vesting of the Restricted Shares and the payment of the Make-Up Payment shall be subject to any applicable tax withholding or other requirements of applicable law.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          (c) This Agreement embodies the entire agreement of the parties in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter of this Agreement. If any provision of this Agreement or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of the parties that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

          (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the


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Company; provided, however, that the Company may not assign this Agreement or any of its rights or obligations hereunder to any party other than a corporation which succeeds to substantially all of the business and assets of the Company by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of Executive; provided, however, that the rights of Executive under this Agreement may be assigned only to his personal representative by will or trust or pursuant to applicable laws of descent and distribution.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    R. G. BARRY CORPORATION


                                    By   /s/ Gordon Zacks
                                      -------------------------------
                                       Gordon Zacks
                                         Chairman of the Board and
                                         Chief Executive Officer



                                    /s/ Edward P. Bucciarelli
                                    -------------------------------
                                    Edward P. Bucciarelli

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